Exhibit 8.1

Private and Confidential

ING Groep N.V.

Bijlmerdreef 106

1102 CT AMSTERDAM

March 19, 2024

Reference:  NLE00002996.1.1/RSC/RVE/HZU

Subject:	ING Groep N.V. – Registration of $1,500,000,000 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030, and $1,500,000,000 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035

Dear Sir/Madam,

PricewaterhouseCoopers Belastingadviseurs N.V. (“PwC”) has acted as tax counsel to ING Groep N.V. (the “Issuer”) in connection with the registration under the Securities Act of 1933 (the “Act”) of $1,500,000,000 5.335% Callable Fixed-to-Floating Rate Senior Notes due 2030 (“2030 Fixed-to-Floating Rate Notes”) and $1,500,000,000 5.550% Callable Fixed-to-Floating Rate Senior Notes due 2035 (“2035 Fixed-to-Floating Rate Notes” and, together with the 2030 Fixed-to-Floating Rate Notes: the “Securities”).

PwC hereby confirms to you its opinion as set forth under the caption “Dutch Tax Considerations” in the prospectus supplement dated March 11, 2024 (the “Prospectus Supplement”) to the prospectus dated August 19, 2022, included in the Registration Statement on Form F-3 relating to the Securities, is correct in all material respects.

PwC hereby consents to the filing of this letter as an exhibit to the Registration Statement and the reference to PwC under the heading “Dutch Tax Considerations” in the Prospectus Supplement. In giving such consent, PwC does not admit that it is in the category of persons whose consent is required under Section 7 of the Act.

PricewaterhouseCoopers Belastingadviseurs N.V., Thomas R. Malthusstraat 5, 1066 JR Amsterdam,

P.O. Box 90358, 1006 BJ Amsterdam, The Netherlands

T: +31 (0) 88 792 43 46, F: +31 (0) 88 792 96 40, www.pwc.nl

‘PwC’ is the brand under which PricewaterhouseCoopers Accountants N.V. (Chamber of Commerce 34180285), PricewaterhouseCoopers Belastingadviseurs N.V. (Chamber of Commerce 34180284), PricewaterhouseCoopers Advisory N.V. (Chamber of Commerce 34180287), PricewaterhouseCoopers Compliance Services B.V. (Chamber of Commerce 51414406), PricewaterhouseCoopers Pensions, Actuarial & Insurance Services B.V. (Chamber of Commerce 54226368), PricewaterhouseCoopers B.V. (Chamber of Commerce 34180289) and other companies operate and provide services. These services are governed by General Terms and Conditions (‘algemene voorwaarden’), which include provisions regarding our liability. Purchases by these companies are governed by General Terms and Conditions of Purchase (‘algemene inkoopvoorwaarden’). At www.pwc.nl more detailed information on these companies is available, including these General Terms and Conditions and the General Terms and Conditions of Purchase, which have also been filed at the Amsterdam Chamber of Commerce.

Yours sincerely,

PricewaterhouseCoopers Belastingadviseurs N.V.

/s/ R. van Scharrenburg	/s/ R.L. Vermeulen

R. van Scharrenburg	R.L. Vermeulen